As filed with the Securities and Exchange Commission on February 5, 1999.
                                                    Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549-1004
                          --------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------

                    DELPHI AUTOMOTIVE SYSTEMS CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       DELAWARE                                       38-3430473
-------------------------------                    -------------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                    Identification No.)

      5725 Delphi Drive
      Troy, Michigan 48098                               48098
--------------------------------------------           ----------
(Address of Principal Executive Offices)               (Zip Code)

                     DELPHI AUTOMOTIVE SYSTEMS CLASSIFIED
                     SALARY AND HOURLY STOCK OPTION PLAN
                     ------------------------------------
                           (Full title of the plan)

          ALAN S. DAWES, CHIEF FINANCIAL OFFICER AND VICE PRESIDENT
                    Delphi Automotive Systems Corporation
                    5725 Delphi Drive, Troy Michigan 48098
           --------------------------------------------------------
                   (Name and address of agent for service)

                                (248) 813-2000
                    -------------------------------------
                   (Telephone number, including area code)

                       CALCULATION OF REGISTRATION FEE
==============================================================================
                                         Proposed     Proposed
                                          maximum      maximum
                             Amount      offering     aggregate     Amount of
Title of securities          to be       price per    offering    registration
  to be registered         registered(1)  share(2)    price(2)        fee
 ------------------------ -------------- --------- ------------ ------------

Common Stock,
   $0.01 par value      178,240 shares     $17.00     $3,030,080     $842.36

==============================================================================
 (1)Pursuant to Rule 416(a), this registration statement also registers such indeterminate number of additional shares as may become issuable under the plan in connection with stock splits, stock dividends or similar transactions.

 (2)Estimated solely for the purpose of determining the registration fee.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

       (Not required to be filed as part of the registration statement)

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed below are incorporated by reference in this registration statement:

         (a) The prospectus filed by the Registrant on February 5, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the registration statement on Form S-1 (Registration No. 333-67333) (hereinafter referred to as "the Registration Statement") which has been filed by Delphi Automotive Systems Corporation (hereinafter sometimes referred to as "Delphi" or the "Corporation") with the Securities and Exchange Commission (hereinafter referred to as the "Commission") pursuant to the Securities Act of 1933, as amended. The consolidated financial statements as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference herein from the Registration Statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in accounting and auditing;

         (b) The unaudited interim consolidated financial statements as of September 30, 1998, and for the nine month periods ended September 30, 1998 and 1997, included in the Registration Statement filed by the Corporation with the Commission pursuant to the 1933 Act.

         (c) The description of the Registrant's Common Stock contained in the Registration Statement.

         (d) The Corporation's registration statement on Form 8-A, filed with the Commission on January 27, 1999.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Corporation's Amended and Restated Certificate of Incorporation provides, as authorized by the Delaware General Corporation Law, that a director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

         Delphi is incorporated under the laws of the State of Delaware. Section 145("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         The Corporation's Amended and Restated Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. All of the Corporation's officers and directors will be covered by insurance policies maintained by the Corporation against certain liabilities for actions taken in their capacities as such, including liabilities under the 1933 Act.

Item 7.  Exemptions from Registration Claimed

         Not applicable.

Item 8.  Exhibits.

Exhibit Number                                                        Page No.
--------------                                                        --------

(4) (a)  Amended and Restated Certificate of Incorporation included as Exhibit 3.1 to the Corporation's Registration Statement
         on Form S-1, Registration No. 333-67333.....................    N/A

    (b)  By-Laws included as Exhibit 3.2 to the Corporation's
         Registration Statement on Form S-1, Registration No.
         333-67333...................................................    N/A

    (c)  Delphi Automotive Systems Classified Hourly and Salary
         Stock Option Plan...........................................    II-7

 (5)(a)  Opinion  and  consent of Drinker  Biddle & Reath LLP, in respect of the legality of the securities to be registered
         hereunder.............................................. ....    II-11

(23)(a)  Consent of Independent Auditors - Deloitte & Touche LLP.....    II-12

    (b)  Consent of Drinker Biddle & Reath Legal LLP
         included in Exhibit 5(a) above..............................    N/A

(24)(a)  Power of Attorney (included on page II-5)...................    N/A

                             PART II (concluded)

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on February 4, 1999.


                                         DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                                         -------------------------------------
                                                    (Registrant)

                                    By
                                          /s/  J.T. BATTENBERG III
                                           ----------------------------
                                          (J.T. Battenberg III, Chairman
                                         of the Board of Directors, Chief
                                         Executive Officer and President)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 4, 1999 by the following persons in the capacities indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J.T. Battenberg III and Alan S. Dawes, and each of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrants' Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including, without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                            SIGNATURES (CONCLUDED)


        Signature                                     Title
        ---------                                     -----

/S/J.T. BATTENBERG III                 Chairman of the Board, Chief Executive
--------------------------------              Officer and President
(J.T. Battenberg III)                      (Principal Executive Officer)


/S/ALAN S. DAWES                             Chief Financial Officer
--------------------------------               and Vice President
(Alan S. Dawes)                           (Principal Financial Officer)


/S/PAUL R. FREE                        Chief Accounting Officer and Controller
--------------------------------           (Principal Accounting Officer)
(Paul R. Free)

/S/THOMAS H. WYMAN                              Director
--------------------------------
(Thomas H. Wyman)

                                                Director
--------------------------------
(John F. Smith Jr.)

/S/HARRY J. PEARCE                              Director
--------------------------------
(Harry J. Pearce)

/S/J. MICHAEL LOSH                              Director
--------------------------------
(J. Michael Losh)